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                                                                  EXHIBIT 10.6.1

              AMENDMENT TO EMPLOYMENT AND NON-COMPETITION AGREEMENT

         THIS AMENDMENT TO EMPLOYMENT AND NON-COMPETITION AGREEMENT (the "Amendment"), is made as of the 3rd day of August, 2000, by and between THE SOURCE INFORMATION MANAGEMENT COMPANY, a Missouri corporation (the "Corporation") and JAMES R. GILLIS (the "Employee"), an individual currently residing at 12 Chieftans Road, Greenwich, Connecticut 06831.

                                   WITNESSETH

         WHEREAS, the Employment and Non-Competition Agreement (the "Agreement") expires on January 31, 2001, and Article III provides that the Agreement may be extended, renewed or adjusted prior to its expiration; and

         WHEREAS, the Corporation and the Employee have agreed to extend the Agreement to July 31, 2003 with certain modifications described herein; and

         WHEREAS, the Agreement permits this Amendment pursuant to Section 14.9.

         NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein and other valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound hereby, it is mutually agreed and covenanted by and among the parties to this Amendment as follows:

         1. All the terms and condition of the Agreement not specifically amended by the terms of this Amendment shall remain in full force and effect between the parties. All defined terms in the Agreement shall have the same meaning in this Amendment, unless otherwise stated.

         2. Section 3.1 of the Agreement shall be deleted in its entirety and replaced as follows: The Term. The term of Employee's employment under this Agreement shall commence on August 1, 2000 and continue until midnight on July 31, 2003, unless terminated as provided in this Agreement.

         3. Section 3.2 of the Agreement shall be amended to delete the reference to "initial".

         4. Section 4.1 of the Agreement shall be modified to modify the Base Salary to $350,000.00 per annum effective August 1, 2000.

         5. Section 5.1 of the Agreement shall be deleted in its entirety and replaced as follows:

                  5.1 GUARANTEED BONUS. The Employee shall be entitled to receive an annual, guaranteed bonus of $250,000.00 for each of the Corporation's fiscal year ending January 31, 2001, 2002 and 2003 (the "Guaranteed Bonus"). The Guaranteed Bonus shall be due and payable thirty (30) days after the close of the Corporation's fiscal year. The Guaranteed Bonus is not discretionary and the Employee shall be entitled to receive the Guaranteed Bonus as long as the Employee is employed by the Corporation on the date of payment and this Agreement is still in effect. In the event of the termination of the Employee's employment by the Employee (other than for "Actual Default" (as defined in Article XIII) by the Corporation) or by the Corporation for "Cause" (as defined in Section 9.1), Employee shall forfeit the Guaranteed Bonus. The Guaranteed Bonus shall be paid for the remaining term of this Agreement if the Employee's employment is terminated by the Employee for Actual Default (as defined in Article XIII) or by the Corporation for any reason other than Cause (as defined in Section 9.1).

                  5.2 DISCRETIONARY BONUS. The Employee may be paid at the discretion of the Compensation Committee of the Board of Directors an additional bonus of $100,000 for each of

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         the Corporation's fiscal year ending January 31, 2001, 2002 and 2003
         (the "Discretionary Bonus"). The Discretionary Bonus shall be due and payable thirty (30) days after the close of the Corporation's fiscal year. The Discretionary Bonus shall be paid for the remaining term of this Agreement if the Employee's employment is terminated by the Employee for Actual Default (as defined in Article XIII) or by the Corporation for any reason other than Cause (as defined in Section 9.1).

         6. Article VI of the Agreement shall be modified to add the following:

            Employer hereby grants to Employee options to purchase an aggregate of 200,000 shares of the Corporation's common stock at an exercise price of $7.84 (the fair market value per share as of August 3, 2000). The options shall vest as to 66,667 shares immediately upon the granting of the options, another 66,666 shares on August 1, 2001, and as to 66,666 shares on August 1, 2002. In the event of the termination of the Employee's employment by the Employee (other than for "Actual Default" (as defined in Article XIII) by the Corporation) or by the Corporation for "Cause" (as defined in Section 9.1), all unvested options will terminate. If the Employee's employment is terminated by the Employee for Actual Default (as defined in Article XIII) or by the Corporation for any reason other than Cause (as defined in Section 9.1) all options shall immediately vest and shall not be forfeited by Employee prior to December 13, 2008. All options shall immediately vest upon a change of control(as defined in Article XV). The Employer hereby represents and warrants that it has sufficient shares available to grant the options to Employee.

         During the term of Employee's employment by the Corporation, Employee shall provide written notice to the Chief Executive Officer of the Corporation of his intent to buy or sell any stock or stock options of the Corporation. Such written notice can be provided to the Chief Executive Officer by interoffice mail, hand delivery, overnight delivery, courier, by email to the Chief Executive Officer's email address, by facsimile, or by U.S. mail. The Notice requirements of
         Section 14.3 do not apply to the notice to be provided to the Chief Executive Officer under this Article.

         7. A new Article XV shall be added to the Agreement, which shall read as follows:

                              XV. Change of Control

         For purposes of this Agreement, a "change of control" shall be deemed to occur if any person shall (a) acquire direct or indirect beneficial ownership of more than 50% of the total combined voting power with respect to the election of directors of the issued and outstanding stock of the Corporation (except that no Change of Control shall be deemed to have occurred if the persons who were stockholders of the Corporation immediately before such acquisition own all or substantially all of the voting stock or other interests of such person immediately after such transaction), or (b) have the power (whether as a result of stock ownership, revocable or irrevocable proxies, contract or otherwise) or ability to elect or cause the election of directors consisting at the time of such election of a majority of the Board. A "person" for this purpose shall mean any person, corporation, partnership, joint venture or other entity or any group. Upon a Change of Control, all Base Salary, Guaranteed Bonuses, Discretionary Bonuses and stock options, which would be payable for the remaining term of this Agreement, shall become immediately due and payable to the Employee whether or not the Employee retains his employment with the Corporation.

         9. This Amendment, together with the Agreement, constitutes and represents the entire agreement between the parties hereto and supercedes any prior understandings or agreements, written or verbal, between the

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parties hereto respecting the subject matter herein. This Amendment may be amended, supplemented, modified or discharged only upon an agreement in writing executed by all of the parties hereto.

         IN WITNESS WHEREOF, the parties have executed this Amendment on the day and year above first written.

                                  THE SOURCE INFORMATION MANAGEMENT COMPANY


                                  By: /s/ S. Leslie Flegel
                                      -----------------------------------------
                                  Name: S. Leslie Flegel
                                        ----------------------------------------
                                  Title: Chairman/CEO
                                         ---------------------------------------



                                  /s/ James R. Gillis
                                  ----------------------------------------------
                                  JAMES R. GILLIS